Exhibit 13.1

Certification

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of Title 18, United States Code), each of the undersigned officers of CI&T Inc (the “Company”), does hereby certify, to such officer’s knowledge, that:

The Annual Report on Form 20-F for the year ended December 31, 2022 of the Company fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form 20-F fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ Cesar Nivaldo Gon
	Name:	Cesar Nivaldo Gon
	Title:	Chief Executive Officer
	Date:	March 28, 2023

By:	/s/ Stanley Rodrigues
	Name:	Stanley Rodrigues
	Title:	Chief Financial Officer
	Date:	March 28, 2023